EXHIBIT 4.1a

THIS WARRANT AND THE COMMON STOCK ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED OR ASSIGNED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR UPON RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED FOR SUCH SALE, TRANSFER OR ASSIGNMENT.



                          COMMON STOCK PURCHASE WARRANT

Original Issue Dated:  September 5, 2001              Number of Shares:  522,171


                               FASTNET CORPORATION
                               -------------------


                          Void after September 5, 2006



         1. ISSUANCE. This Warrant is issued to Edison Venture Fund IV, L.P. by FASTNET CORPORATION, a Pennsylvania corporation (hereinafter with its successors called the "Company").

         2. PURCHASE PRICE; NUMBER OF SHARES. Subject to the terms and conditions hereinafter set forth, the registered holder of this Warrant (the "Holder"), commencing on September 5, 2002, is entitled upon surrender of this Warrant with the subscription form annexed hereto duly executed, at the principal executive office of the Company or such other office as the Company shall notify the Holder of in writing, to purchase from the Company at a price per share (the "Purchase Price") of $1.27, the number of fully paid and nonassessable shares of Common Stock, no par value per share, of the Company (the "Common Stock") specified above. Until such time as this Warrant is exercised in full or expires, the Purchase Price and the securities issuable upon exercise of this Warrant are subject to adjustment as hereinafter provided.

         3. PAYMENT OF PURCHASE PRICE. The Purchase Price may be paid in cash or by check or wire transfer.

         4. NET ISSUE ELECTION. The Holder may elect to receive, without the payment by the Holder of any additional consideration, shares equal to the value of this Warrant or any portion hereof by the surrender of this Warrant or such portion to the Company, with the net issue election notice annexed hereto duly executed, at the office of the Company. Thereupon, the Company shall issue to the Holder such number of fully paid and nonassessable shares of Common Stock as is computed using the following formula:

                                   X = Y (A-B)
                                       -------
                                         A

where

                           X = the number of shares to be issued to the Holder
                  pursuant to this Section 4.

                           Y = the number of shares covered by this Warrant in
                  respect of which the net issue election is made pursuant to this Section 4.

                           A = the fair market value of one share of Common
                  Stock, as determined below, as at the time the net issue election is made pursuant to this Section 4.

                           B = the Purchase Price in effect under this Warrant
                  at the time the net issue election is made pursuant to this
                  Section 4.

         For purposes of this Warrant, if, at the time of a net issue election, the Company's Common Stock is publicly traded, "fair market value" shall be determined as of the last business day for which the prices or quotes discussed in this sentence are available on or prior to the date of such election and shall mean (i) the average (on that date) of the high and low prices of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the last reported sale price (on that date) of the Common Stock on the Nasdaq National Market, if the Common Stock is not then traded on a national securities exchange; or (iii) the closing bid price (or average of bid prices) last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on the Nasdaq National Market. If the Company's Common Stock is not then publicly traded, the "fair market value" shall be determined in good faith by the Board of Directors of the Company.

         5. PARTIAL EXERCISE. This Warrant may be exercised in part, and the Holder shall be entitled to receive a new warrant, which shall be dated as of the date of this Warrant, covering the number of shares in respect of which this Warrant shall not have been exercised.

         6. ISSUANCE DATE. The person or persons in whose name or names any certificate representing shares of Common Stock is issued hereunder shall be deemed to have become the holder of record of the shares represented thereby as at the close of business on the date this Warrant is exercised with respect to such shares, whether or not the transfer books of the Company shall be closed.

         7. EXPIRATION DATE; AUTOMATIC EXERCISE. This Warrant shall expire at the close of business on September 5, 2006, and shall be void thereafter. Notwithstanding the foregoing, this Warrant shall automatically be deemed to be exercised in full pursuant to the provisions of Section 4 hereof, without any further action on behalf of the Holder, immediately prior to the time this Warrant would otherwise expire pursuant to the preceding sentence.

         8. RESERVED SHARES; VALID ISSUANCE. The Company covenants that it will at all times from and after the date hereof reserve and keep available such number of its authorized shares of Common Stock as will be sufficient to permit the exercise of this Warrant in full. The Company further covenants that such shares as may be issued pursuant to the exercise of this Warrant will, upon issuance and receipt of the respective purchase price therefor, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof.

         9. DIVIDENDS. If after the Original Issue Date the Company shall subdivide the Common Stock, by split-up or otherwise, or combine the Common Stock, or issue additional shares of Common Stock in payment of a stock dividend on the Common Stock, all references herein to a fixed number of shares of Common Stock shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination, and the Purchase Price shall forthwith be proportionately decreased in the case of a subdivision or stock dividend, or proportionately increased in the case of a combination.

         10. MERGERS AND RECLASSIFICATIONS. If after the Original Issue Date there shall be any reclassification, capital reorganization or change of the Common Stock (other than as a result of a subdivision, combination or stock dividend provided for in Section 9 hereof), or any consolidation of the Company with, or merger of the Company into, another corporation or other business organization (other than a consolidation or merger in which the Company is the continuing corporation and which does not result in any reclassification or change of the outstanding Common Stock), or any sale or conveyance to another corporation or other business organization of all or substantially all of the assets of the Company, then, as a condition of such reclassification, reorganization, change, consolidation, merger, sale or conveyance, lawful provisions shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Holder, so that the Holder shall thereafter have the right to purchase, at a total price not to exceed that payable upon the exercise of this Warrant in full, the kind and amount of shares of stock and other securities and property receivable upon such reclassification, reorganization, change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock which might have been purchased by the Holder immediately prior to such reclassification, reorganization, change, consolidation, merger, sale or conveyance, and in any such case appropriate provisions shall be made with respect to the rights and interest of the Holder to the end that the provisions hereof (including without limitation, provisions for the adjustment of the Purchase Price and the number of shares issuable hereunder) shall thereafter be applicable in relation to any shares of stock or other securities and property thereafter deliverable upon exercise hereof.

         11. FRACTIONAL SHARES. In no event shall any fractional share of Common Stock be issued upon any exercise of this Warrant. If, upon exercise of this Warrant as an entirety, the Holder would, except as provided in this Section 11, be entitled to receive a fractional share of Common Stock, then the Company shall issue the next higher number of full shares of Common Stock, issuing a full share with respect to such fractional share.

         12. AMENDMENT. The terms of this Warrant may be amended, modified or waived only with the written consent of the Company and the Holder.

         13. WARRANT REGISTER; TRANSFERS, ETC.

                  A. The Company will maintain a register containing the names and addresses of the registered Holder of this Warrant. The Holder may change its address as shown on the warrant register by written notice to the Company requesting such change. Any notice or written communication required or permitted to be given to the Holder may be given by certified mail or delivered to the Holder at its address as shown on the warrant register.

                  B. Subject to compliance with applicable federal and state securities laws, this Warrant may be transferred by the Holder with respect to any or all of the shares purchasable hereunder. Upon surrender of this Warrant to the Company, together with the assignment hereof properly endorsed, for transfer of this Warrant as an entirety by the Holder, the Company shall issue a new warrant of the same denomination to the assignee. Upon surrender of this Warrant to the Company, together with the assignment hereof properly endorsed, by the Holder for transfer with respect to a portion of the shares of Common Stock purchasable hereunder, the Company shall issue a new warrant to the assignee, in such denomination as shall be requested by the Holder hereof, and shall issue to such Holder a new warrant covering the number of shares in respect of which this Warrant shall not have been transferred.

                  C. In case this Warrant shall be mutilated, lost, stolen or destroyed, the Company shall issue a new warrant of like tenor and denomination and deliver the same (i) in exchange and substitution for and upon surrender and cancellation of any mutilated Warrant, or (ii) in lieu of any Warrant lost, stolen or destroyed, upon receipt of evidence reasonably satisfactory to the Company of the loss, theft or destruction of such Warrant (including a reasonably detailed affidavit with respect to the circumstances of any loss, theft or destruction) and of indemnity reasonably satisfactory to the Company.

         14. REPRESENTATIONS AND COVENANTS OF THE HOLDER.

         This Warrant has been entered into by the Company in reliance upon the following representations and covenants of the Holder:

                  A. INVESTMENT PURPOSE. The right to acquire Common Stock or the Common Stock issuable upon exercise of the Holder's rights contained herein will be acquired for investment and not with a view to the sale or distribution of any part thereof, and the Holder has no present intention of selling or engaging in any public distribution of the same except pursuant to a registration or exemption.

                  B. PRIVATE ISSUE. The Holder understands (i) that the Common Stock issuable upon exercise of this Warrant is not registered under the Securities Act or qualified under applicable state securities laws on the ground that the issuance contemplated by this Warrant will be exempt from the registration and qualifications requirements thereof, and (ii) that the Company's reliance on such exemption is predicated on the representations set forth in this Section 14.

                  C. DISPOSITION OF HOLDER'S RIGHTS. In no event will the Holder make a disposition of any of its rights to acquire Common Stock hereunder unless and until (i) it shall have notified the Company of the proposed disposition, and (ii) either (A) appropriate action necessary for compliance with the Securities Act has been taken, or (B) an exemption from the registration requirements of the Securities Act is available as set forth in a legal opinion received by counsel reasonably satisfactory to the Company.

                  D. ACCREDITED INVESTOR. The Holder is an "accredited investor" within the meaning of Rule 501 of Regulation D, as presently in effect.

         15. NO IMPAIRMENT. The Company will not, by amendment of its Articles of Incorporation or through any reclassification, capital reorganization, consolidation, merger, sale or conveyance of assets, dissolution, liquidation, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder.

         16. GOVERNING LAW. The provisions and terms of this Warrant shall be governed by and construed in accordance with the internal laws of the Commonwealth of Pennsylvania.

         17. SUCCESSORS AND ASSIGNS. This Warrant shall be binding upon the Company's successors and assigns and shall inure to the benefit of the Holder's successors, legal representatives and permitted assigns.

         18. BUSINESS DAYS. If the last or appointed day for the taking of any action required or the expiration of any right granted herein shall be a Saturday or Sunday or a legal holiday in Delaware, then such action may be taken or right may be exercised on the next succeeding day which is not a Saturday or Sunday or such a legal holiday.


                            [SIGNATURE PAGE FOLLOWS]

Dated:  September ___, 2001          FASTNET CORPORATION


(Corporate Seal)                     By:
                                        ----------------------------------------

Attest:                              Title:
                                           -------------------------------------

                                  Subscription


To: FASTNET CORPORATION                              Date:______________________


         The undersigned hereby subscribes for __________ shares of Common Stock covered by this Warrant. The certificate(s) for such shares shall be issued in the name of the undersigned or as otherwise indicated below:


                                                     ___________________________
                                                     Signature

                                                     ___________________________
                                                     Name for Registration

                                                     ___________________________
                                                     Mailing Address



                            Net Issue Election Notice


To:  FASTNET CORPORATION                             Date:______________________


         The undersigned hereby elects under Section 4 to surrender the right to purchase _______ shares of Common Stock pursuant to this Warrant. The certificate(s) for the shares issuable upon such net issue election shall be issued in the name of the undersigned or as otherwise indicated below.


                                                     ___________________________
                                                     Signature

                                                     ___________________________
                                                     Name for Registration

                                                     ___________________________
                                                     Mailing Address

                                   Assignment


         For value received ____________________________ hereby sells,

assigns and transfers unto _____________________________________________________

________________________________________________________________________________
    Please print or typewrite name and address of Assignee

________________________________________________________________________________

the within Warrant, and does hereby irrevocably constitute and appoint _______________________ its attorney to transfer the within Warrant on the books of the within named Company with full power of substitution on the premises.

Dated:_______________________


                                     ___________________________________________


In the Presence of:


______________________________